Exhibit 99.1

TOR Minerals International to Report Fourth Quarter and Year End 2007 Financial Results

CORPUS CHRISTI, Texas, February 4,  2008-- TOR Minerals International (Nasdaq: TORM) announced today that it will conduct its fourth quarter and year end 2007 earnings conference call on Wednesday, February 20, 2008, at 5:00 p.m. EST, 4:00 p.m. CST.  The call will be led by Dr. Olaf Karasch, President and CEO, of TOR Minerals. Joining Dr. Karasch on the call will be Steve Parker, CFO, of TOR Minerals.

The call will be available via webcast under the News section of the company's website, http://www.torminerals.com.   Interested parties may also access the conference call via telephone by dialing 877-407-9210.  Fourth quarter and year end 2007 results will be released after the markets close on February 20, 2008.

Headquartered in Corpus Christi, Texas, TOR Minerals is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

Contact:
Dave Mossberg,
Beacon Street Group, LLC
817-310-0051